UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: July 14, 2008
(Date of earliest event reported)
McAfee, Inc.
(Exact Name of Registrant as specified in Charter)

Delaware (State or other Jurisdiction of incorporation)	Commission File No.: 001-31216	77-0316593 (I.R.S. Employer Identification No.)
3965 Freedom Circle
Santa Clara, California 95054
(Address of Principal Executive Offices, including zip code)
(408) 346-3832
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
As a result of recent discussions with the RiskMetrics Group’s ISS Governance Services, McAfee, Inc. (“McAfee”) hereby confirms and clarifies that in accordance with Section 3.2 of McAfee’s 1997 Stock Incentive Plan, as amended (the “Plan”):
•	if any stock units are settled, then all shares of McAfee’s common stock (“Common Shares”) underlying such stock units shall reduce the number of Common Shares available for award under the Plan;

•	if any stock appreciation rights (“SARs”) granted under the Plan are exercised, then all Common Shares underlying such SARs shall reduce the number of Common Shares available for award under the Plan; and

•	to the extent that any (i) Common Shares are surrendered to McAfee in payment of the exercise price of a stock option, (ii) Common Shares are purchased by McAfee in the open market with the proceeds from the sale of Common Shares pursuant to the exercise of stock options, or (iii) Restricted Shares (as defined under the Plan) are repurchased by McAfee at their original purchase price, in each case, such Common Shares shall not be available for issuance under the Plan.
A copy of the Plan has been filed as Exhibit 10.4 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the SEC on May 12, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McAfee, Inc.
Date: July 14, 2008	By:	/s/ Mark D. Cochran
Mark D. Cochran
Executive Vice President and General Counsel